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                                                                  EXHIBIT 10.57

                                 LEASE AGREEMENT


      THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 10th day of January 2001, by and between W.F. HARRIS DEVELOPMENT, LLC, a North Carolina limited liability company ("Landlord"), and H Power Corporation, a Delaware corporation ("Tenant").


                                    AGREEMENT


      In consideration of the mutual covenants and agreements contained in this Lease, the parties agree for themselves, their successors and assigns, as follows:

      1.    DESCRIPTION OF PREMISES.

      Landlord leases to Tenant, and Tenant accepts and rents from Landlord, the premises ("Premises") consisting of an approximately 80,000 square foot building (the "Building") located at 1412 Airport Road in Monroe, North Carolina, and located on real property ("Land"), in Union County, North Carolina all as shown on EXHIBIT A attached hereto.

      2.    TERM; RENEWAL.

      The term of this Lease shall commence upon the earlier to occur of the following: (1) thirty (30) days after the substantial completion of the Additional Improvements, as defined below, and receipt of a certificate of occupancy therefore, and (2) the date on which Tenant occupies the Premises for the purpose of conducting business (the "Commencement Date"). The term of this Lease shall end at midnight on the day that is the last day of the month in which the day preceding the tenth (10th) anniversary of the Commencement Date occurs (the "Expiration Date"), unless sooner terminated or extended as provided herein. Notwithstanding the foregoing, Tenant may occupy the office area of the Premises prior to substantial completion of all Additional Improvements and may use the remainder of the Premises for purposes of storing and installing fixtures, machinery and equipment and for performing such other work that Tenant may require in connection with Tenant's occupancy of the Premises including, but not limited to, performing the following: floor coating, painting the roof, installing telephone, data, electrical and HVAC risers, ducts, pipes and pathways, and installing workbenches, conveyors and air compressors; provided that such occupancy complies with all local laws, codes, rules and ordinances; provided further, that upon such occupancy, all provisions of this Lease shall apply, except for the provisions of Paragraph 3 and Paragraph 4.

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      3.    RENTAL AND OPERATING EXPENSES.

      (a) Beginning on the Commencement Date and throughout the full term of this Lease, Tenant shall pay to Landlord, without notice, demand, reduction, setoff or any defense, a base rental (the "Base Rent"), in advance, on the first day of each month as set forth on EXHIBIT B attached hereto.

      (b)   LATE PAYMENT.

      If any monthly installment of Rent or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after notice is sent to Tenant advising Tenant of such non-payment (provided, however, that Landlord shall be obligated to give such notice and Tenant shall have such ten (10) day cure period thereafter only twice in each twelve (12) month period during the term of this Lease), Tenant shall pay as additional rent hereunder a late payment charge equal to three percent (3%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after notice is sent to Tenant advising Tenant of such payment (provided, however, that Landlord shall be obligated to give such notice and Tenant shall have such ten (10) day cure period thereafter only twice in each twelve (12) month period during the term of this Lease) until paid, at the lesser of twelve percent (12%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant under this Lease in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

      (c)   DOCUMENTARY TAX.

      In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result) levied on the rental, leasing or letting of the Premises, whether local, state or federal, is required to be paid due to the execution of this Lease or otherwise with respect to this Lease or the payments due under this Lease, the cost shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same. To the best of Tenant's knowledge, there are currently no such taxes or similar charges due.

      (d)   OPERATING EXPENSES.

            (i) As used in this Paragraph 3 (d), the following terms shall have the following meanings:

      (A)         OPERATING EXPENSE PAYMENT.

                        As used in this Lease, the Tenant's proportionate share
                  of the Operating Expenses shall be one hundred percent (100%).

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      (B)         OPERATING EXPENSES.

                        All costs and expenses incurred or paid by Landlord or
                  Landlord's agent in the management, operation, repair and maintenance of the common areas of the Premises (collectively referred to as the "Common Areas"), including, without limitation, water and sewer charges, parking lot maintenance, costs for outdoor lighting, costs for landscape maintenance and general groundskeeping, management fees (including management fees payable to Landlord), all assessments for public betterments or improvements, ad valorem real estate taxes and any other taxes on real estate, ad valorem taxes on equipment or other property used primarily in connection with the operation or maintenance of the Common Areas, and the costs, including without limitation, legal and consulting fees, of contesting or attempting to reduce any of the above described taxes (which reduction shall be passed through to Tenant in proportion to Tenant's proportional share of Operating Expenses), the cost of labor, materials, insurance, utilities and services and such other expenses with respect to the operation, maintenance and management of the Building, that part of the Land upon which the Building is constructed and the areas of the Land used by the Building and the occupants in common with other buildings on the Land and occupants of such buildings, which shall be incurred or paid by or on behalf of Landlord and which shall be properly chargeable to the operation, maintenance and management in accordance with generally accepted accounting principles. Subject to Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed, Operating Expenses shall also include the reasonable amortization of capital improvements (over the longest period permitted by the Internal Revenue Code), which will improve the efficiency of maintaining or operating the Common Areas, reduce operating expenses or the rate of increase thereof or are required by local, state or federal regulations.

                        Operating Expenses shall not include: (i) depreciation
                  or amortization (except as otherwise provided above); (ii) debt service or interest (paid or accrued); (iii) leasing commissions or brokerage fees; (iv) renovating space for new tenants or in renovating space vacated by any tenant; (vi) Landlord's cost of utilities charged to tenants and Landlord's payroll, material and contract cost of other services charged to tenants; (vii) cost incurred by Landlord for Tenant's alterations and upfitting; (viii) any cost of painting and decorating the premises of other tenants; and (ix) the costs of shifting soils and other costs where the Land was not properly prepared or graded; (x) all capital expenses and all expenses required to be capitalized in accordance with generally accepted accounting principals; (xi) any costs incurred in connection with entering in or the enforcement of leases or other occupancy agreements, any costs to the extent that Landlord is reimbursed or entitled to reimbursement or payment by the


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


                  proceeds of insurance, or otherwise; (xii) any costs with respect to the installation, operation or maintenance of any facility for which a charge (other than rent) is made by Landlord for the use thereof; (xiii) the cost of any repair necessitated by the taking by condemnation of any part of the Building; (xiv) the amount paid to any entity which is affiliated with Landlord for any charge to the extent that such charge is in excess of an amount which would be paid in the absence of such relationship; (xv) all costs arising out of the presence or removal of Hazardous Materials; (xvi) costs for the purchase of sculpture, paintings or other objects of art; (xvii) costs incurred to the extent of the negligence or willful misconduct of Landlord; (xviii) any interest, fines or penalties incurred by Landlord; the cost of any work or service performed for any other tenant at Landlord's expense if such work or service is in excess of the work or service that Landlord is to provide under this Lease to Tenant at Landlord's cost and expense; (xix) costs incurred in curing violations of any laws, orders, rules, regulations and requirements; (xx) costs incurred with respect to a sale of the Building, the Land or any interest therein; and (xxi) the cost of compliance with all laws, orders, rules, regulations, and requirements having as a primary purpose the benefit of disabled persons, including, without limitation, the Americans With Disabilities Act of 1990, as amended.

            (ii) In addition to the payment of Base Rent, Tenant shall also pay throughout the term of this Lease, including any extensions, the monthly estimate of the Operating Expense Payment as determined by the Landlord, as follows (said Operating Expense Payment and Base Rent are sometimes collectively referred to herein as "Rent"):

            (A) Prior to the commencement of the Lease, the Landlord shall notify the Tenant of Landlord's estimate of the Operating Expense Payments for the term of this Lease. Tenant shall pay monthly, one twelfth of the estimate prepared by Landlord. Landlord has advised Tenant that its estimate of Operating Expenses for the first lease year is $0.60 per square foot.

            (B) Within sixty (60) days after the end of each calendar year, or as soon as possible thereafter, Landlord shall deliver to Tenant the statement setting forth (1) the amount of the Operating Expenses paid or incurred in the immediate preceding calendar year, (2) the amount paid by Tenant as the monthly estimate during the immediate preceding calendar year and (3) the amount, if any, owing by Tenant for the difference in the two. Tenant shall pay such amount, if applicable, in full within thirty days after receipt of such statement. If the statement indicates that the amount paid by Tenant during the preceding calendar year is in excess of Tenant's share of such Operating Expenses, the excess shall be applied as a credit to the monthly estimate due from Tenant for the then current calendar year.


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            (iii) Tenant may review Landlord's books pertaining to the determination of the Operating Expense during regular business hours in Landlord's office on or before 120 days after Landlord delivers its statement of amounts due from Tenant; provided, however, that all reasonable expenses incurred by Landlord in connection with such review shall be paid by Tenant and such review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay the monthly estimate of the Operating Expense Payment.

            (iv) If the expiration date of the Lease shall be on a day other than the final day of the calendar year, then the Tenant shall continue paying the monthly estimate of Operating Expense Payment through the expiration date and upon determination of the actual Operating Expenses for the calendar year in which the expiration date occurs, Tenant shall pay to Landlord the difference, if any, by which the actual Operating Expense Payment exceed the monthly payments made, or Landlord shall promptly refund any excess amounts paid to Tenant, as the case may be.

      4.    DELIVERY OF POSSESSION; ADDITIONAL IMPROVEMENTS.

      Landlord will deliver the Premises to Tenant on or before the Commencement Date, with certain improvements (the "Additional Improvements") substantially completed in accordance with plans and specifications ("Plans") identified on attached EXHIBIT C (subject to revisions mutually agreed to in writing by Landlord and Tenant). Landlord agrees to use its best efforts to substantially complete the Additional Improvements by no later than May 1, 2001.

      It is understood and agreed that the total cost for the Additional Improvements is estimated to be $1,060,000 and that, of this amount, Landlord has incorporated $303,000 into the calculation of the Base Rent due under this Lease, for certain base building improvements, as described on EXHIBIT B. At Tenant's option, Landlord shall fund additional costs for the Additional Improvements up to $757,000. In the event that the cost of the Additional Improvements is greater than $1,060,000, Tenant shall be solely responsible for all costs above $1,060,000, unless Landlord elects to amortize said additional costs into the rental rate, in accordance with Paragraph 3 of this Lease.

      Tenant shall furnish Landlord with an irrevocable letter of credit, reasonably satisfactory to Landlord, cash (which, in accordance with an escrow agreement mutually acceptable to Landlord and Tenant and consistent with the provisions of this Lease, shall be deposited in an interest bearing account with the interest payable to Tenant), or other collateral, which shall be satisfactory to Landlord in its sole discretion, equal to the amount one hundred percent (100%) of the cost of the Additional Improvements in excess of $303,000 for a period of seven (7) years (the "Improvements Collateral"). The amount of the Improvements Collateral may be reduced by one-tenth of the original amount of the Improvements Collateral for each of said seven (7) years. In addition, Tenant shall furnish Landlord with an irrevocable letter of credit, reasonably satisfactory to Landlord, equal to $50,000 for the entire term of this Lease (the "Restoration Collateral"). This amount represents potential costs for restoration of the Building upon the termination of this Lease. The Improvements Collateral and the Restoration Collateral may be used by Landlord to reimburse Landlord for the costs of the Additional Improvements and for restoration of the Building, upon the termination of this Lease prior to the expiration of the ten-year initial term.


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

      Tenant shall furnish Landlord with a portion of the Improvements Collateral in an amount equal to the greater of (i) one-half of the costs of construction of the Additional Improvements and (ii) $500,000 by no later than March 15, 2001. Tenant shall furnish Landlord with the remainder of the Improvements Collateral and the Restoration Collateral no later than twenty-one
(21) days prior to the Commencement Date. If the Improvements Collateral or the Restoration Collateral is an irrevocable letter of credit that must be renewed during the term of the Lease, Tenant shall provide Landlord evidence satisfactory to Landlord that said letter of credit has been renewed at least thirty (30) days prior to its expiration. If Tenant fails to comply with the following provision it shall be deemed an Event of Default under this Lease and Landlord shall be entitled to draw on such letter of credit in amounts acceptable to Landlord, in its sole discretion.

      5.    ALTERATIONS AND IMPROVEMENTS BY TENANT.

      Tenant shall make no structural changes respecting the Premises and shall make no changes of any kind respecting the Premises that are visible from the exterior of the Premises. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall covering and other fixtures (excluding, however, Tenant's trade fixtures as described in the paragraph entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord's sole election, and shall, at Landlord's sole election, remain upon the Premises at the expiration or earlier termination of this Lease, unless agreement is reached to the contrary at the time Landlord gives approval for same. If Tenant shall request Landlord's consent to a change, alteration, addition or improvement to the Premises and Landlord fails to respond, or withholds its consent but does not specify the reasons therefor in reasonable detail, within thirty (30) days after Tenant's request, then, in any such event, Landlord's consent shall be deemed given to such change, alteration, addition and/or improvement; provided, however, that at the time of Tenant's request, Tenant may notify Landlord that, in Tenant's reasonable discretion, such request is an emergency and requires an expedited response by Landlord; in such event, Landlord's consent shall be deemed given if Landlord fails to respond within ten (10) days.

      6.    USE OF PREMISES.

      (a) Tenant shall use the Premises only for manufacturing fuel cells and similar products or derivatives, research and development, general office, manufacturing, and warehouse purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract unreasonably in any way from the reputation of the Premises. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to emit from the Premises.

      (b) Without limiting the generality of (a) above and except as noted below and in accordance and compliance with current environmental rules and regulations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or


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hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to the health and safety of the occupants of the Premises or surrounding property (collectively, "Hazardous Materials"). Landlord warrants that, to the best of its knowledge, it has no knowledge of any existing environmental conditions at Premises and the Premises meet all applicable environmental rules and regulations in effect as of the Commencement Date. Landlord acknowledges that Tenant may use hydrogen, propane, natural gas and/or other hydrogen producing materials and catalysts in the operation of Tenant's business and may install a hydrogen generator; provided, however, said acknowledgement shall not relieve Tenant of its obligation to comply with this paragraph; provided, further, that Tenant acknowledges that the Building is not being constructed to withstand any explosions that may occur as a result of such materials.

      (c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as existed on the date they were received by Tenant, excluding ordinary wear and tear, but including all alterations, changes, installations and repairs approved by Landlord.

      (d) Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, including, but not limited to, reasonable attorneys' fees, disbursements, consultant's fees and other costs, arising out of or in connection with Hazardous Materials which exist or are located on or about the Premises, the Building and/or the Land during Tenant's occupancy of the Premises, unless caused by Landlord, its agents, contractors, employees, invitees, licensees, servants, subcontractors. This indemnification set forth shall survive the expiration or earlier termination of the term of this Lease.

      (e) Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, including, but not limited to, reasonable attorneys' fees, disbursements, consultant's fees and other costs, arising out of or in connection with Hazardous Materials which exist or are located on or about the Premises, the Building and/or the Land prior to the Commencement Date unless caused by Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants. This indemnification set forth shall survive the expiration or earlier termination of the term of this Lease.



      7.    TAXES.

      (a) Tenant shall pay any taxes imposed or assessed upon Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the


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Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

      (b) During the term of this Lease, and any renewal term hereof, Tenant shall pay all taxes, assessments and other impositions and duties levied on the Premises and upon any buildings or improvements located or to be located thereon. Any such taxes, assessments or duties for the first and final years of the term of this Lease shall be prorated between Landlord and Tenant. In the event the Premises are not separately assessed as of the calendar year in which the term of this Lease commences, Landlord and Tenant shall agree upon the tax liability of the Premises for such year; provided, however, if they are unable to so agree, written notice from the appropriate taxing authority as to the amount of real estate tax attributable to the Premises shall be binding upon Landlord and Tenant. If Landlord receives a refund of any portion of such taxes or assessments that were included in the amounts paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of such refund, less any expenses that Landlord reasonably incurred to obtain the refund, but only to the extent that taxes were refunded or reduced.

      (c) Tenant may, at Tenant's cost and expense, in Tenant's name and on Tenant's behalf, or in the name and on behalf of Landlord, in good faith, contest any taxes and assessments and, in the event of any such contest, may permit the taxes and assessments so contested to remain unpaid during the period of such contest and any appeal therefrom; provided, however, if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such nonpayment, such taxes and assessments shall be paid forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any loss or forfeiture. Landlord, at the cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

      8.    FIRE AND EXTENDED COVERAGE INSURANCE.

      Landlord shall maintain and pay for fire insurance (subject to reimbursement by Tenant in accordance with Section 3(d) of this Lease), with extended coverage, covering the Building in an amount equal to one hundred percent (100%) of the replacement cost. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, including but not limited to vacating the Premises, the premium rate for any kind of insurance in effect on the Building or any part of the Building shall be raised, after notice and time to cure (so long as Landlord is provided such from the insurance carrier), Tenant shall pay the amount of any such increase in premium. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. Notwithstanding the foregoing, Tenant may, at its option and sole expense, maintain the foregoing insurance in place of Landlord; provided, however, that such insurance shall be on substantially the same terms and for the same amounts as that provided by Landlord at the time of Tenant's election. If Tenant shall so elect to maintain this insurance, Tenant shall cause Landlord to be named as loss payee thereunder and shall provide Landlord with a certificate of insurance evidencing the same within five (5) days of the purchasing of such insurance.


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      9.    LANDLORD'S COVENANT TO REPAIR AND REPLACE.

      (a) During the term of this Lease, Landlord shall be responsible only for repairs or replacements to the roof, exterior walls, and structural members (including foundation and subflooring of the Premises). Landlord's repairs and replacements shall be made within a reasonable time, not to exceed ninety (90) days after receiving written notice from Tenant of the need for repairs. If Landlord refuses or cannot, using due diligence, complete its repairs within ninety (90) days after written notice from Tenant, then (unless the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors, or subtenants, in which event Tenant shall not be entitled to terminate this Lease) Tenant may terminate this Lease effective upon thirty (30) days' prior written notice, without prejudice to Landlord's rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below. To the extent the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors, or subtenants, and the expense of such repairs or replacements are not fully covered and paid by Landlord's insurance, then Tenant shall pay Landlord the full amount of expenses not covered. Except for the right to terminate as described above, Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

      (b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord under this Lease unless such failure shall persist for an unreasonable period of time after written notice (the "Repair Notice") from Tenant setting forth the need for such repairs or replacements in reasonable detail has been received by Landlord. If Landlord shall fail to make any repairs or replacement within a reasonable period of time, the (i) Rent shall be abated commencing as of the date the Landlord receives the Repair Notice until the date such repair or replacement is complete and (ii) Tenant may elect, by notice to Landlord, to effect such repair and/or replacement and set-off against the Rent all reasonable amounts expended by Tenant in connection therewith. Notwithstanding the foregoing, if the cause for a repair or replacement required to be made by Landlord is materially interfering with the operation of Tenant's business, in Tenant's reasonable judgment, Tenant shall so notify Landlord; in such event, if Landlord shall fail to immediately take steps to remedy such problem so that such problem does not materially interfere with the operation of Tenant's business, then Tenant shall have the rights provided in clauses (b)(i) and (ii) above. Except as set forth Paragraph 13 of this Lease, so long as Landlord exercises reasonable care, there shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Premises, or to fixtures, appurtenances and equipment.

      10.   TENANT'S COVENANT TO REPAIR.

      Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Building servicing the Premises, other than those specified for repair, replacement and maintenance by Landlord above, including, without limitation, the plumbing, wiring, electrical systems, heating systems, air conditioning systems, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agents, contractors, employees, invitees, or subcontractors, in which event Landlord shall be responsible for such repairs. Landlord agrees to assign to Tenant warranties for Building systems which are the responsibility of Tenant. At the end of the term of this Lease, Tenant shall return the Premises to Landlord in as good condition as they were when received, excepting only normal wear and tear and repairs required to be made by Landlord under this Lease. Tenant's duty to maintain the heating and air conditioning systems shall specifically include the duty to perform the routine and periodic maintenance and regular inspection of such heating and air conditioning systems, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer's standards and recommendations.

      11.   TRADE FIXTURES AND EQUIPMENT.

      So long as Tenant is not in default under this Lease, any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord's sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

      12.   UTILITIES.

      Tenant shall arrange for and pay for all utilities or services related to its use of the Premises including without limitation electricity, gas, heat, water, sewer, telephone and janitorial services. All of such utilities shall be separately metered.

      13.   DAMAGE OR DESTRUCTION OF PREMISES.

      If the Premises or any part thereof shall be damaged by fire, the elements, unavoidable accident or other casualty, Landlord shall cause the damages to be repaired with reasonable diligence provided, and to the extent that, insurance proceeds payable with respect to such damage are paid to Landlord, and if the Premises shall be rendered untenable only in part, the rent shall be abated proportionately as to the portion of the Premises rendered untenable until the repairs are made. If, without the fault of Tenant, the Premises shall be rendered wholly untenable and shall require substantial reconstruction, Landlord shall have the option (a) to cancel this Lease by giving Tenant written notice thereof within thirty (30) days after the date of any such damage or destruction and the Lease shall wholly terminate on the date specified in the notice, with the rent being payable only to the time of damage, or (b) to cause the damages to be repaired with reasonable diligence, with the rent being abated until such repairs have been completed. Notwithstanding the foregoing provisions of this paragraph, in the event the Premises is damaged by fire or other casualty due to the willful misconduct or gross negligence of Tenant, its employees, agents or licensees, there shall not be any apportionment or abatement of any rent and the Lease shall continue unless cancelled by Landlord by giving Tenant written notice thereof within thirty (30) days after the date of any such damage or destruction. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from damage to the Premises or the repair thereof. Landlord retains the sole right to adjust and settle all claims in regards to property insurance coverage maintained on the Building or Premises. If the Premises or a substantial portion thereof is damaged by fire, the elements, unavoidable accident or other casualty and the repair thereof is not reasonably anticipated to be completed within 120 days of the date of such damage, or the repair thereof is not in fact completed with 120 days of the date of such damage, then in any such event Tenant may terminate this Lease effective as of the date of such damage by giving notice to Landlord.

      14.   GOVERNMENTAL ORDERS.

      Landlord represents and warrants that the Premises shall be delivered to Tenant in compliance with all laws, rules, ordinances, orders, and regulations and insurance requirements on the Commencement Date. Without limiting the generality of anything in this Lease but subject to the preceding sentence and this Article 14, and except as set forth below regarding compliance of the physical structure of the common facilities of the Building ("Common Areas") with the applicable requirements of the Americans with Disabilities Act and the implementing regulations to such act ("ADA"), Tenant agrees, at its own expense, to insure that the Premises is in lawful compliance with any requirements of any legally constituted public authority that may be in effect from time to time made necessary solely by reason of Tenant's use or occupancy of the Premises. If it is determined that the physical structure of the Premises is in unlawful, noncompliance with the ADA, Landlord, as its sole obligation, will take the actions necessary to cause the physical structure of the Premises to no longer be in such unlawful noncompliance, and Landlord acknowledges and agrees that Tenant shall have no obligation or liability whatsoever to Landlord or to anyone claiming by or through Landlord, regarding any failure of the Premises to comply with the requirements of the ADA. With regard to the physical structure of the Common Areas, Landlord shall insure that the physical structure of such Common Areas is not in unlawful noncompliance with the applicable requirements of the ADA. If it is determined that the physical structure of such Common Areas is in unlawful noncompliance with the ADA and such noncompliance interferes with Tenant's use or occupancy of the Premises, then Landlord, as its sole obligation, will take the actions necessary to cause the physical structure of such Commons Areas to no longer be in such unlawful noncompliance, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Common Areas to comply with the applicable requirements of the ADA. Notwithstanding the foregoing, but subject to the first sentence of this Section 14, if the need for any action to eliminate any such unlawful noncompliance in the Common Areas or the Premises is a result of Tenant's alterations to the Premises, or changes in use from the use currently contemplated as of the date hereof, following the Commencement Date (whether with or without Landlord's consent), Tenant shall be responsible for the cost of such necessary actions.

      In performance of any acts required of or permitted Tenant under any provisions of this Lease, Tenant shall obey and comply with all lawful requirements, rules and regulations and ordinances of all legally constituted authorities existing at any time during the continuance of such performance in any way affecting the Premises or the use of the Premises by Tenant. Tenant shall promptly pay and discharge any and all licenses, liens or other charges arising out of or in connection with the performance of any act required or permitted Tenant hereunder and shall keep the Premises free and clear of any and all such liens or charges.

      Tenant shall comply with all laws, ordinances, rules, orders or regulations applicable to Tenant's use of the Premises. Tenant shall be responsible for any expense incident to abatement or compliance with requirements of any federal, state or local statutory or regulatory requirements caused, directly or indirectly, by the activities of the Tenant or Tenant's agents, employees, invitees and contractors. Notwithstanding anything to the contrary contained in this Article 14, Tenant shall not be required to make any structural alterations, repairs or replacements.

      15.   MUTUAL WAIVER OF SUBROGATION.

      For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

      16.   SIGNS AND ADVERTISING.

      Tenant may, at Tenant's sole cost and expense, install identification signs inside the Premises without Landlord's consent and outside the Premises, subject to Landlord's approval as to size, location, illumination, configuration, and materials of construction, such approval not to be unreasonably withheld.

      17.   INDEMNIFICATION AND LIABILITY INSURANCE.

      (a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises to the extent caused or occasioned by any negligent or intentional acts or omissions of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, except to the extent caused by any negligent or intentional acts or omissions on the part of Landlord, its agents, contractors, employees, invitees, licensees, servants and subcontractors. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

      (b) Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises to the extent caused or occasioned by any negligent or intentional acts or omissions of Landlord, its agents or employees, except to the extent caused by any negligent or intentional acts or omissions on the part of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants. Provided, however, Landlord shall not be liable for any damage caused or occasioned by or from water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors, or otherwise in, upon or about the Premises.

      (c) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance with a company authorized to do business in North Carolina covering the Premises and Tenant's use and occupancy of the Premises, containing a contractual liability endorsement, and naming Landlord as an additional insured. The amounts of such coverage, until changed at Landlord's reasonable request, shall be not less than $2,000,000.00 combined single limit bodily injury and property damage. Tenant shall first furnish to Landlord certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant under this Lease shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord (ten (10) days for non-payment of premium). Within thirty (30) days of the date of this Lease, Tenant shall furnish to Landlord certificates of insurance for all insurance obligations of Tenant under this Lease

      18.   LANDLORD'S RIGHT OF ENTRY.

      Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises. Further, during the last six (6) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

      19.   EMINENT DOMAIN.

      If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession to the condemning authority. Landlord (if it receives adequate compensation from the condemning authority) shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful conditions and the rent shall be reduced proportionately as to the portion of the Premises so taken. If the part so taken substantially impairs the usefulness of the Premises for an office or warehouse facility, either party may terminate this Lease as of the date Tenant is required to yield possession. All compensation awarded for the taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, nothing contained herein shall prevent Tenant from claiming, proving and receiving awards from the condemning authority for moving expense, removal of trade fixtures, or loss of business goodwill.

      20.   EVENTS OF DEFAULT AND REMEDIES.

      (a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), the Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

            (i) Tenant's failure to pay when due any rental or other sum of money payable under this Lease and such failure is not cured within ten
      (10) days after written notice of such failure; provided, however, that, for purposes of the payment of Rent, Landlord shall be obligated to give such notice and Tenant shall have such ten (10) day cure period thereafter only twice in each twelve (12) month period during the term of this Lease.

            (ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice of such failure; or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice of such failure commence such act or acts as shall be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

            (iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

            (iv) Tenant abandons or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

            (v) If Tenant fails to maintain the Premises as otherwise provided in this Lease or fails to pay any increase in Landlord's insurance premiums as a result of the Premises being vacant as provided in Paragraph 8 of this Lease.

      (b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed in this Lease, to terminate and cancel this Lease and/or to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total Rent (which may at Landlord's election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant under this Lease for the remainder of the term less the rentals actually received from any reletting and less the reasonable rental value of the Premises for the remainder of the term. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law. In determining the annual rental which would be payable by Tenant subsequent to default, the Tenant's estimate of monthly Operating Expenses shall be deemed conclusive.

      (c) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed in this Lease, to obtain, receive and use the Improvements Collateral and the Restoration Collateral for any purpose and in amounts acceptable to Landlord, in its sole discretion.

      21.   SUBORDINATION.

      This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. As a condition to any such subordination, in each case the holder of the mortgage or deed of trust shall provide a non-disturbance agreement reasonably acceptable to Tenant pursuant to which such holder agrees to assume the obligations of the Landlord hereunder and that this Lease shall not be divested by foreclosure or other default proceedings so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth in this Lease. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any reasonable and accurate instrument or instruments required to give effect to the provisions of this paragraph.

      22.   ASSIGNING AND SUBLETTING.

      Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant makes any such assignment, sublease, mortgage, pledge or encumbrance with Landlord's written consent, Tenant will still remain primarily liable for the performance of all terms of this Lease. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required in this Lease. Notwithstanding the foregoing, without the prior consent of Landlord, Tenant may sublet the Premises or assign this Lease (i) to any affiliated entity of Tenant or (ii) to any entity that acquires Tenant or all or substantially all of the equity or assets of Tenant or into which Tenant is merged or consolidated; provided, however, that, with respect to an assignment or sublease described in clause (ii) above, such assignee or sublessee shall have substantially the same financial condition as Tenant, in the reasonable discretion of Landlord, that the use of the Premises shall comply with all the terms of this Lease, and that the use of the Premises shall be compatible with the use of other portions of the Land by other tenants.

      23.   TRANSFER OF LANDLORD'S INTEREST.

      If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor-in-interest which expressly assumes the obligations of Landlord under this Lease, then Landlord shall be released or discharged from all covenants and obligations under this Lease, effective the day of the assignment or transfer, and Tenant shall look solely to such successor-in-interest for performance of all of Landlord's obligations. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interests of Landlord, and Tenant shall thereafter attorn and look solely to such successor-in-interest as the Landlord under this Lease.

      24.   COVENANT OF QUIET ENJOYMENT.

      Landlord represents that it has full right and authority to lease the Premises, and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term of this Lease so long as Tenant does not default in the performance of any of the terms of this Lease.

      25.   ESTOPPEL CERTIFICATES.

      Within fifteen (15) business days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in reasonable and accurate form supplied by or acceptable to

Landlord that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within fifteen
(15) business days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

      26.   PROTECTION AGAINST LIENS.

      Tenant shall do all things reasonably necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien, then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien, together with interest on the total expenses and costs at the maximum lawful rate.

      27.   MEMORANDUM OF LEASE.

      If requested by Tenant, Landlord shall execute a recordable Memorandum of Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

      28.   FORCE MAJEURE.

      In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required under this Lease, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant's obligations to pay Rent or Tenant's or Landlord's obligations to pay any other sums, monies, costs, charges or expenses required by this Lease.

      29.   REMEDIES CUMULATIVE -- NONWAIVER.

      Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

      30.   HOLDING OVER.

      If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Rent payable during the final month immediately preceding such expiration. In the event that Tenant remains in possession of the Premises or any part thereof for more than sixty (60) days after the expiration of the term of this Lease, Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any such holdover without Landlord's unequivocal written acquiescence.

      31.   NOTICES.

      Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and sent by a nationally recognized overnight courier or placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:

AS TO LANDLORD:   W.F. Harris Development LLC     AS TO TENANT:     H Power Corporation
                  4015 Airport Ext. Road                            1373 Broad Street
                  Monroe, NC 28110                                  Clifton, NJ 07013


                                                  With a copy to:   Fulbright & Jaworski L.L.P.
                                                                    666 Fifth Avenue
                                                                    New York, NY 10103
                                                                    Attn: Merrill M. Kraines

      The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

      32.   LEASING COMMISSION.

      Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction other than Commercial Carolina Corporation. Landlord shall pay a leasing commission to Commercial Carolina Corporation. Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys, fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease.

      33.   EXPANSION OPTION.

      (a) During the first two (2) years of the initial term of this Lease and provided that (i) no Event of Default has occurred and is continuing at the time of such request and (ii) Tenant has not failed to pay Rent, within ten (10) days of notice from Landlord of such non-payment, more than twice prior to the exercise of the expansion option described herein, Tenant may request in writing that Landlord construct up to an additional 80,000 square feet (but not less than 25,000 square feet) of warehouse space with construction characteristics similar to the Building (the "Expansion Space") on the parcel of land contiguous to the Building as shown on EXHIBIT D attached hereto (the "Expansion Land"). Tenant may only exercise this option by written request delivered to Landlord. Within thirty (30) days of Landlord's receipt of Tenant's written request, Landlord and Tenant shall enter into a lease agreement mutually acceptable to Landlord and Tenant and governing the leasing and construction of the Expansion Space, which shall be on the same terms and conditions as this Lease, except for the following:

            1.  The minimum term of the lease shall be ten (10) years.
            2.  This Lease shall continue in full force and effect.
            3. The base rental rate for the first year of the lease shall be an amount equal to the sum of (a) the actual costs of construction of the Expansion Space, plus (b) an amount equal to the fair market value of the Expansion Land at the time of the signing of the lease for the Expansion Space , multiplied by the 30 Day LIBOR rate plus 500 basis points.
            4. Escalations in the base rental rate for the Expansion Space shall occur at the beginning of the fourth and seventh years of said lease, with the escalation being a percentage increase based on an additive accumulation of the Consumer Price Index for the three years prior to such escalation; provided, however, that such escalation shall be not less than four percent (4%) and not greater than seven percent (7%).
            5. The formula for determining the rental rate shall be the same used in Paragraph 3 hereof, with a five percent (5%) building allowance included.
            6. The Tenant shall have the same options to renew the term as provided herein, provided that the rent for such renewals shall be mutually agreed upon by Landlord and Tenant.
            7. The lease for the Expansion Space shall be subject to such legal and financial conditions as Landlord may reasonably require, including, but not limited to security deposits, the furnishing of additional letters of credit and compliance with certain financial conditions and covenants.

      (b) Tenant shall have a right of first refusal to lease any building constructed by Landlord on the Expansion Land, on terms and conditions to be mutually agreed upon by Tenant and Landlord. In the event that Landlord and Tenant cannot agree upon the terms and conditions for said lease, Landlord shall be free to lease the Expansion Land and any improvements thereon to any party at its sole discretion.

      34. RENEWAL OPTION. This Lease may be renewed by Tenant for two (2) successive, five-year terms (the "Renewal Term(s)"), if Tenant shall give written notice of renewal to Landlord at least 180 days prior to the end of the then-current term. Each Renewal Term shall be subject to the same terms and conditions as the initial Term, except that Base Rent shall be due as shown on EXHIBIT B.

      35. PARKING. Landlord shall provide up to 250 parking spaces on the Land for use by Tenant, at locations to be mutually agreed upon by Landlord and Tenant. Within 90 days after receipt of a written request from Tenant, Landlord shall construct additional parking as requested by Tenant at locations mutually agreed upon by Landlord and Tenant, provided that the number of spaces provided to Tenant shall not exceed 250. Any additional parking constructed by Landlord shall be a part of the Additional Improvements as described in Paragraph 4 of this Lease.

      36. LANDLORD'S WARRANTY. Landlord will furnish to Tenant a five-year limited warranty covering the parking area and truck court for the Building for repairs, reasonable wear and tear excepted, but excluding any damage caused by Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants.

      37. RIGHT OF FIRST REFUSAL. In the event that Landlord desires to sell the Premises, Landlord shall first offer to sell the Premises to Tenant at the price and on such other terms as are acceptable to Landlord, in its sole discretion, and as are set forth in a written notice to Tenant. Tenant shall have thirty (30) days to elect to purchase the Premises on the terms set forth in such notice. In the event that Tenant elects not to purchase the Premises or fails to notify Landlord of its election within said thirty (30) day period, Landlord may sell the Premises to any third party at a price not less than ninety-five (95%) of the price and on substantially the same terms and conditions as set forth in Landlord's notice to Tenant. In the event that Landlord desires to sell the Premises at a price less than ninety-five (95%) of the price or on substantially more favorable terms as set forth in Landlord's notice to Tenant, Landlord shall notify Tenant in writing. Tenant shall then have fifteen (15) days to elect to purchase the Premises at said price and on such revised terms and conditions. In the event Tenant elects not to purchase the Premises or fails to notify Landlord of its election within said fifteen
(15) day period, Landlord may proceed with the sale of the Premises to a third party.

      38.   MISCELLANEOUS.

      (a)   LIMITATION OF LANDLORD'S LIABILITY.

      If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

      (b)   NATURE AND EXTENT OF AGREEMENT.

      This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in this lease, it shall equally include the other.

      (c)   BINDING EFFECT.

      This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing.

      (d)   CAPTIONS AND HEADINGS.

      The captions and headings in this Lease are for convenience and reference only, and they shall be in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

      39.   SEVERABILITY.

      If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision of this Lease.

      40.   INDUCEMENT.

      Notwithstanding anything to the contrary stated in this Lease, Tenant has advised Landlord that Tenant has applied or will be applying for certain economic incentives from the North Carolina's Governor's Industrial Recruitment Competitive Fund, City of Monroe's Economic Development Incentive Grant and Union County's Economic Development Incentive Grant (collectively, the "Economic Incentives"). The Economic Incentives anticipated are material to Tenant's decision to relocate a major portion of its operations to the Premises and enter into this Lease with Landlord. If Tenant should not be awarded the maximum Economic Incentives, Tenant may terminate this Lease by providing Landlord with written notice of its intention to terminate; provided, however, that Tenant must provide said notice of termination to Landlord by no later than March 15, 2001. If Tenant fails to provide said notice of termination to Landlord on or before March 15, 2001, Tenant shall be deemed to have waived its termination rights under this Section 40 and shall have no further right to terminate this Lease pursuant to this Section 40.

      Tenant authorizes Landlord to proceed with the construction of the Additional Improvements even though the Economic Incentives are not yet obtained. If Tenant shall terminate this Lease as provided in this Section 40, then Tenant shall reimburse Landlord within fifteen (15) days after demand for the following: (1) all costs reasonably incurred in connection with the construction of the Additional Improvements by Landlord through the date Landlord receives Tenant's termination notice; and (2) all costs reasonably incurred in preserving, securing, and completing such portion of the Additional Improvements as are constructed as of the date Landlord receives Tenant's termination notice, so that the Additional Improvements will be in a safe and secure condition and will be in a reasonable condition for Landlord to recommence construction at a later date, including, but not limited to, removal of construction debris and equipment, capping of utilities, completion of any partially completed unit, element or stage of construction of the Additional Improvements, the cost of items ordered but not returnable, and any payments or penalties payable by Landlord to its contractors or subcontractors as a result of the termination of construction of the Additional Improvements.

      41.   COUNTERPARTS/FACSIMILE.

      This Lease may be executed in multiple counterparts and by facsimile transmission of the signatures of each of the parties hereto, each of which shall constitute an original.

      IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed under seal pursuant to authority duly given as of the day and year first above written.

                                   "LANDLORD"

                                   W. F. HARRIS DEVELOPMENT, LLC



                                   By: /s/ W.F. Harris (SEAL)
                                      -----------------------
                                       W. F. Harris, Manager


                                   "TENANT"

                                   H POWER CORPORATION



                                   By: /s/ H. Frank Gibbard
                                      -----------------------
                                   Name:  H. Frank Gibbard
                                   Title: CEO

                                   Attest:

                                   By: /s/ Merrill M. Kraines
                                      -----------------------
                                   Name:  Merrill M. Kraines
                                   Title: Secretary


                                          [CORPORATE SEAL]

                                   EXHIBIT "A"

                             DESCRIPTION OF PREMISES

                            SEE EXHIBIT A-1 ATTACHED

                                   EXHIBIT "B"

                                      RENT

BASE RENT-INITIAL TERM

      LEASE YEAR        BASIC RENTAL RATE PER SQUARE FOOT

        Year 1                $3.75

        Year 2                $3.85

        Year 3                $3.95

        Year 4                $4.11

        Year 5                $4.11

        Year 6                $4.11

        Year 7                $4.11, plus a percentage increase equal to the
cumulative percentage increase in the Consumer Price Index ("CPI") published for Monroe, North Carolina from the beginning of Year 4 of the initial term of the Lease to the end of Year 6 of the initial term of the Lease; provided, however, in any event the percentage change shall not exceed 8% and shall not be less than 4%.

        Years 8, 9 and 10     Same rate as Year 7


The Base Rent for the initial term of the lease shall be equal to the rental rates described above plus the actual costs of the Additional Improvements, amortized over 10 years at 11%. An example of such calculation is set forth below for informational purposes only:

        Year 1 Base Rental Rate:           $3.75
        Additional Improvements Cost(1):   $1.56
                                           -----
        Base Rent (Year 1)                 $5.31 per square foot


----------
(1) This example Base Rent calculation is based on the following formula for the cost of Additional Improvements: $1,060,000 (estimated cost of Additional Improvements) - $303,000 (amount already budgeted by Landlord into the basic rate per square foot) = $757,000 (the cost of Additional Improvements not already budgeted into the basic rate per square foot). This amount is then amortized at 11% over 10 years for a cost of $125,132 per year or $1.56 per square foot. This represents the maximum amount that Landlord may be obligated to amortize over the initial 10 year term of the Lease for the cost of the Additional Improvements. The actual Base Rent will be determined based upon the actual cost for the Additional Improvements, using the formula described above.

                                      RENT

BASE RENT-RENEWAL TERMS

      LEASE YEAR        BASE RENT RATE PER SQUARE FOOT

        Year 11                    Same rate as Year 10, plus a percentage
increase equal to the cumulative percentage increase in the Consumer Price Index ("CPI") published for Monroe, North Carolina from the beginning of Year 8 of the initial term of the Lease to the end of Year 10 of the initial term of the Lease; provided, however, in any event the percentage change shall not exceed 7% and shall not be less than 4%.

        Years 12,13,14 and 15      Same rate as Year 11, no escalations.

        Year 16                    Same rate as Year 15, plus a percentage
increase equal to the cumulative percentage increase in the Consumer Price Index ("CPI") published for Monroe, North Carolina from the beginning of Year 13 of the first renewal term of the Lease to the end of Year 15 of the first renewal term of the Lease; provided, however, in any event the percentage change shall not exceed 12% and shall not be less than 6.7%.

        Years 17,18,19 and 20      Same rate as Year 16, no escalations.




If the CPI is discontinued or replaced, or if the items incorporated in the CPI are revised, an equitable adjustment will be made to result in developing a formula to be used in order to permit a rental adjustment to reflect any decline in the purchasing power of the basic rental payment called for in this Lease.

                                   EXHIBIT "C"

                            PLANS AND SPECIFICATIONS

Attached hereto as EXHIBIT C-1 are preliminary specifications for the Additional Improvements that Tenant has provided to Landlord. Tenant shall provide final specifications to Landlord by no later than January 19, 2001 and, based thereon, Landlord and Tenant shall mutually agree on the plans for the Additional Improvements.

                                   EXHIBIT "D"

                                 EXPANSION SPACE

                            SEE EXHIBIT D-1 ATTACHED